UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2015

Code Rebel Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37377	46-4825060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Ho’okele Street, Suite 102 Kahului, HI	96732
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (808) 871-6496

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2015, Code Rebel Corporation ( “Code Rebel”) announced that Christopher R. Sawicki II has ceased serving as President of Code Rebel.  Code Rebel also announced the appointment of Thomas M. Moreno, the current President of Code Rebel’s ThinOps Resources, LLC subsidiary and business unit, as President of Code Rebel effective immediately.  Mr. Moreno has over 20 years of experience in the information technology industry, having spent the last 17 years in the information technology consulting field where he has served as the President of ThinOps Resources, LLC since 2012 and ThinOps Consulting, Inc. since 2004.

Other than Code Rebel’s acquisition of ThinOps Resources, LLC on July 31, 2015, which is described in Code Rebel’s current report on Form 8-K filed on July 31, 2015 with the Securities and Exchange Commission, Mr. Moreno has not engaged in a related party transaction with Code Rebel during the last two fiscal years, and there are no family relationships between Mr. Moreno and any of Code Rebel’s executive officers or directors.

A copy of the press release announcing Mr. Sawicki’s cessation and Mr. Moreno’s appointment is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.                       Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1	Press Release, dated September 9, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2015	CODE REBEL CORPORATION

	By:	/s/ Arben Kryeziu
Arben Kryeziu
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release, dated September 9, 2015.